PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CARPENTER TECHNOLOGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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PROXY STATEMENT

NOTICE OF ANNUAL MEETING

CARPENTER TECHNOLOGY CORPORATION

[2002]

CARPENTER

September 26, 2002

To Our Stockholders:

It is our pleasure to invite you to attend the 2002 Annual Meeting of Stockholders of Carpenter Technology Corporation, to be held at 11:00 a.m. on Monday, October 28, 2002. The meeting will be held at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York.

Business scheduled for the Annual Meeting includes:

•	The election of four directors; and

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent public accountants for fiscal 2003.

Information concerning these matters is included in the Notice of Annual Meeting and Proxy Statement. Also, at the meeting, I will respond to questions concerning Carpenter’s operations.

If you plan to attend the meeting, please bring the admission ticket located on the bottom half of your proxy card with you. If your shares are held in the name of a broker, bank, or other nominee, and you wish to attend the meeting, you should obtain a letter from your broker, bank, or other nominee indicating that you are the beneficial owner of a stated number of shares of Carpenter stock as of the record date, August 30, 2002.

If you do not attend the meeting, you may vote over the Internet, by telephone, or by returning your proxy card. To ensure proper representation of your shares at the meeting, please follow the voting instructions beginning on page 2 of the Proxy Statement. You may also mark your proxy card, then sign, date, and return it at your earliest convenience.

I look forward to seeing you at the meeting.

Sincerely,

DENNIS M. DRAEGER
Chairman and
Chief Executive Officer

i

Notice of Annual Meeting of Stockholders
on
October 28, 2002

CARPENTER TECHNOLOGY CORPORATION will hold its 2002 Annual Meeting of Stockholders at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York on Monday, October 28, 2002 at 11:00 a.m. We will vote on the following matters:

1.	The election of four directors;

2.	Approval of independent accountants for the fiscal year ending June 30, 2003; and

3.	Any other business that is properly presented at the meeting.

Only stockholders who were record owners at the close of business on August 30, 2002, may vote at the meeting. A list of those stockholders will be available at the meeting and also during the ten days before the meeting at the office of the Corporate Secretary, 1047 North Park Road, Wyomissing, Pennsylvania.

Regardless of the number of shares that you own, it is important that your shares be represented at the meeting. You are encouraged to take advantage of the easy and cost-effective Internet and telephone voting that Carpenter offers. Please see page 2 of the Proxy Statement for Internet and telephone voting instructions. You may also vote by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope as soon as possible.

You are cordially invited to attend the meeting. If you plan to attend the meeting, please use the admission ticket attached to your proxy card. Upon presentation of proper identification, you may attend the meeting without an admission ticket.

By Order of the Board of Directors,
JOHN R. WELTY
Vice President,
General Counsel and Secretary

ii

September 26, 2002

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders on October 28, 2002, and any adjournment thereof. Carpenter’s summary annual report/annual report on Form 10-K is being mailed along with this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be considered part of the proxy solicitation materials. These materials are being sent to stockholders on or about September 26, 2002.

Why Proxies are Being Solicited

Carpenter’s Board of Directors is soliciting proxies so that every stockholder will have an opportunity to vote at the meeting, whether or not the stockholder attends the meeting in person. You are being asked to vote on two proposals:

•	The election of four directors to three-year terms, which will expire in 2005; and

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent accountants for the fiscal year ending June 30, 2003.

Cost of Solicitation

Carpenter will pay the cost of preparing, assembling, and mailing the Notice of Annual Meeting, Proxy Statement and proxy card. Directors, officers, and regular employees of Carpenter may solicit proxies in person or by telephone without additional compensation. Carpenter will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of Carpenter stock.

Who Can Vote

Stockholders who were record owners of Carpenter stock at the close of business on August 30, 2002, may vote at the meeting. On August 30, 2002, there were 22,343,752 shares of Carpenter common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote. There were also 385.52 shares of Carpenter’s series A convertible preferred stock held by the trustee of the Carpenter Employee Stock Ownership Plan (“ESOP”). Under the ESOP, each share of preferred stock is convertible into at least 2,000 shares of common stock, with the equivalent of 1.3 votes for each share of common stock, subject to anti-dilution adjustments and to limitations under applicable securities laws and stock exchange regulations. The preferred stock and the common stock vote together as a single class on all matters submitted to holders of common stock.

Each participant in the ESOP, the Savings Plan of Carpenter Technology Corporation (“Savings Plan”) and subsidiary benefit plans which offer Carpenter stock as an investment may direct the trustee of each plan how to vote the shares credited to the participant’s account. The trustee will vote any shares for which no direction is received, or shares in the ESOP that have not yet been allocated to participating employees’ accounts, in the same proportion and manner as the directed shares.

How to Vote

You may vote in one of four ways:

Vote Over the Internet

•
If your shares are held in the name of a broker, bank or other nominee:    Vote your Carpenter shares over the Internet by accessing the website given on the proxy card you received from such broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page.

•
If your shares are registered in your name:    Vote your Carpenter shares over the Internet by accessing American Stock Transfer & Trust Company’s Proxy Vote Online website at www.voteproxy.com and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

Vote By Telephone (Touch-Tone Phone Only)

•
If your shares are held in the name of a broker, bank, or other nominee:    Vote your Carpenter shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you received from such broker, bank or other nominee.

•
If your shares are registered in your name:    Vote your Carpenter shares over the telephone by accessing the telephone voting system toll-free at 1-800-PROXIES and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card when you call.

Internet and telephone voting will provide proxies the same authority to vote your shares as if you returned your proxy card.

Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting.

Vote by Ballot at the Meeting

You may also attend the meeting and vote by a ballot that you will receive at the meeting. Your admission ticket to the meeting is attached to your proxy card.

If You Change Your Mind After Voting

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. You can write to the Corporate Secretary stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the meeting, you may vote by ballot, which will cancel your previous proxy vote.

Required Vote

Holders of a majority of the outstanding shares must attend or be represented by proxy at the Annual Meeting to constitute a quorum so that business may be conducted. Carpenter’s By-Laws and Delaware law govern the vote needed to approve the proposals. Directors are elected by a plurality of the total votes cast. A majority of the votes cast must approve the appointment of independent accountants.

Abstentions and votes withheld for directors are counted towards the quorum, but are not included in the vote count for election of the directors or approval of the independent accountants. In the absence of instruction from the customers who are the beneficial owners, brokers who hold shares in street name for customers have discretionary authority to vote on certain routine matters, such as the election of directors and approval of independent accountants. A “broker non-vote” occurs when brokers do not have such discretionary voting authority under the rules of the New York Stock Exchange. Because brokers will have discretionary authority to elect directors and to approve the appointment of PricewaterhouseCoopers, there will be no broker non-votes at the meeting.

Stockholder Nominations to the Board of Directors

The Corporate Governance Committee will consider sound and meritorious nomination suggestions from stockholders. Under Carpenter’s By-Laws, all letters of recommendation for nomination at the 2003 Annual Meeting of Stockholders must be received by the Corporate Secretary at Carpenter’s headquarters between July 30, 2003 and August 29, 2003. Your notice to the Corporate Secretary should contain your name, address, and number of shares of Carpenter stock you own, in addition to the following information:

•	For each person you propose to nominate for election or re-election as a director specify:

(i)	name, age, business address, and residence address;

(ii)	principal occupation or employment;

(iii)	number of shares of Carpenter stock beneficially owned by the person; and

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the proxy rules.

•	A signed statement from the person recommended for nomination indicating that he or she consents to being considered as a nominee.

Carpenter may require any proposed nominee to furnish other information reasonably necessary to determine the person’s eligibility to serve as a director of Carpenter. Only individuals nominated in accordance with Carpenter’s By-Laws and applicable Delaware law are eligible for election as a director.

2003 Stockholder Proposals

If you wish to include a proposal in the Proxy Statement for the 2003 Annual Meeting of Stockholders, your written proposal must be received by Carpenter no later than May 29, 2003. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Delaware, and Carpenter’s By-Laws. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, 1047 North Park Road, Wyomissing, PA 19610-1339.

Under Carpenter’s By-Laws, stockholder proposals that are not included in the proxy materials may be presented at the 2003 Annual Meeting of Stockholders only if they meet the above requirements and the Corporate Secretary is notified in writing of the proposals between July 30, 2003 and August 29, 2003. For each matter that you wish to bring before the meeting, provide the following information:

(i)	a brief description of the business and the reason for bringing it to the meeting;

(ii)	your name and record address;

(iii)	the number of shares of Carpenter stock which you own; and

(iv)	any material interest (such as financial or personal interest) that you have in the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only individuals and entities known by Carpenter to own more than 5% of the common stock as of August 30, 2002:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent (1) of Class
Peter C. and Ada E. Rossin 1500 Oliver Building Pittsburgh, PA 15222	2,278,420(2)	9.9%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,679,000(3)	7.3%

Boston Safe Deposit and Trust Company 525 William Penn Place Suite 3631 Pittsburgh, PA 15259	1,356,401(4)	5.9%

(1)
The percentages are calculated on the basis of the common stock outstanding plus the common stock that would be outstanding if the shares of convertible preferred stock in the ESOP were converted, using the conversion ratio of one preferred share equal to 2,000 shares of common stock.

(2)
These shares are subject to a standstill agreement between Carpenter and the Rossins. This agreement was entered into when Carpenter purchased Dynamet Incorporated in 1997. The standstill agreement provides certain limitations on the Rossins’ ability to buy or sell the common stock, solicit proxies, participate in a tender offer, business combination, or restructuring of voting securities affecting Carpenter and on the Rossins’ ability to seek control of or influence Carpenter’s Board or Management. In addition, the standstill agreement provides that the Board will recommend the election, as a director of Carpenter, of Mr. Rossin or another person that Mr. Rossin and the other former Dynamet shareholders designate, if the person is reasonably acceptable to the Board. The standstill agreement expires in 2007, unless terminated earlier because of a change in control of Carpenter or a reduction below 5% of the voting power of the former Dynamet shareholders. Such number does not include 3,807 director stock units held by Mr. Rossin, the value of which will be paid to Mr. Rossin in cash upon his retirement or termination of service as a director.

(3)
This information, supplied to Carpenter by Dimensional Fund Advisors Inc. (“Dimensional”), is as of June 30, 2002. Dimensional is an investment advisor registered under the Federal Investment Advisors Act. It furnishes investment advice to four investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses sole voting power and investment power over all of these shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Dimensional disclaims beneficial ownership of these shares.

(4)
These shares are held for the accounts of employee-participants under Carpenter’s employee benefit plans. This number does not include additional shares which Boston Safe Deposit and Trust Company may hold for its own account or on behalf of other third parties.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the ownership of Carpenter common stock as of August 30, 2002, by each director, Carpenter’s five most highly compensated executive officers during fiscal 2002 (the “Named Executive Officers”) and the directors and officers as a group. Except as noted below, the directors and officers have sole voting and investment power over these shares of common stock.

Director and Officer Stock Ownership

Name	Number of Shares Beneficially Owned(1)		Director Stock Units(2)	Shares and Units Beneficially Owned(1)		Percentage of Outstanding Shares(3)
Bennett, M. C.	18,068		3,009	21,077
Dietrich, W. S.	19,248		2,842	22,090
Draeger, D. M.	238,569	(4)	n/a	238,569	(4)	1.0
Fitzpatrick, J. M.	14,504		2,365	16,868
Hudson, W. J.	20,332		4,392	24,724
Lawless, R. J.	14,718		2,344	17,062
Miller, M.	22,440		3,903	26,343
Pokelwaldt, R. N.	13,323		2,140	15,463
Pratt, G. A.	0		240	240
Rossin, P. C.	2,278,420	(5),(6)	3,807	2,282,227	(5),(6)	9.9
Torcolini, R. J.	136,821	(4),(5)	n/a	136,821	(4),(5)	.6
Turner, K. C.	17,905		2,543	20,448
Ward, Jr., S. M.	6,000		1,623	7,623
Wolfe, K. L.	19,290		2,661	21,951
Geremski, T. E.	47,933	(4)	n/a	47,933	(4)	.2
Shor, M. L.	87,322	(4)	n/a	87,322	(4)	.4
Welty, J. R.	62,899	(4),(5)	n/a	62,899	(4),(5)	.3
All directors and officers as a group (24 in all)	3,207,991	(4),(5)	31,869	3,239,860	(4),(5)	14.0

(1)	The amounts include the following shares of common stock that the individuals have the right to acquire by exercising outstanding stock options within 60 days after August 30, 2002:

M. C. Bennett	16,000	R. J. Lawless	12,000	S. M. Ward, Jr.	6,000
W. S. Dietrich	16,000	M. Miller	19,000	K. L. Wolfe	18,000
D. M. Draeger	168,700	R. N. Pokelwaldt	12,000	T. E. Geremski	39,000
J. M. Fitzpatrick	13,000	R. J. Torcolini	112,520	M. L. Shor	67,600
W. J. Hudson	16,000	K. C. Turner	16,502	J. R. Welty	48,380

All directors and officers as a group			739,002

(2)
These stock units convert to an equivalent number of shares of common stock upon the director’s retirement or termination of service due to disability. Because of the standstill agreement with Carpenter, the value of Mr. Rossin’s stock units will be paid in cash. The value of the stock units tracks the value of the common stock, but the units have no voting rights.

(3)	Ownership is rounded to the nearest 0.1% and is less than 0.1% except where stated. Stock units are not included in the calculation of percentage of outstanding shares owned.

(4)
The amounts include the following shares of common stock held in the Savings Plan and the ESOP (if the preferred stock actually held in the ESOP were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock):

D. M. Draeger	6,182
T. E. Geremski	33
M. L. Shor	6,509
R. J. Torcolini	2,513
J. R. Welty	6,551

All officers as a group	36,467

(5)	Voting and investment power is shared with respect to the following shares of common stock:

P. C. Rossin	2,278,420
R. J. Torcolini	6,671
J. R. Welty	260

All directors and officers as a group	2,290,504

(6)	Mr. Rossin’s shares are subject to an agreement with Carpenter. See footnote 2 on page 4.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Carpenter’s Board of Directors consists of twelve directors serving in three classes. Each class of directors serves for a period of three years. The term of office of one class of directors expires each year at the Annual Meeting.

Messrs. Marlin Miller, Jr., Marcus C. Bennett and William S. Dietrich II are retiring from the Board of Directors on the date of the 2002 Annual Meeting.

Messrs. Draeger, Fitzpatrick, Pratt, and Ms. Hewson have been nominated for election at the 2002 Annual Meeting of Stockholders. If elected, their terms will expire at the October 2005 Annual Meeting. The biographical summaries of the nominees and the remaining eight directors whose terms are continuing appear below. Unless otherwise directed by the stockholders, the shares represented by the proxies will be voted for the four nominees. Each nominee has consented to being nominated as a director and, as far as the Board and Management are aware, will serve as a director if elected.

The Board of Directors recommends that you vote FOR the election of Messrs. Draeger, Fitzpatrick, Pratt, and Ms. Hewson.

Nominees — Terms to Expire 2005

DENNIS M. DRAEGER, age 61, is Chairman and Chief Executive Officer and a director of Carpenter Technology Corporation. Prior to his current position, Mr. Draeger was Chairman, President and Chief Executive Officer from July 1, 2001 through June 30, 2002, and President and Chief Operating Officer from June 1999 through June 2001. Mr. Draeger became Senior Vice President-Specialty Alloys Operations for Carpenter in 1996 and Executive Vice President of Carpenter in 1998. He was a director of Carpenter from 1992 through June 1996, at which time he resigned from the Board. He was re-elected as a director effective June 1, 1999. Previously, Mr. Draeger became Group Vice President for Armstrong World Industries, Inc., in 1988, and President of Worldwide Floor Products Operations for Armstrong World Industries, Inc., in 1994.

J. MICHAEL FITZPATRICK, age 55, is President and Chief Operating Officer and a director of Rohm and Haas, a specialty chemicals company. Dr. Fitzpatrick was elected Vice President and Director of Research in 1993 and served as Vice President and Chief Technology Officer from 1995 through 1998. He is also a director of McCormick & Company, Incorporated, and the Green Chemistry Institute, Chairman of the Pennsylvania Division of the American Cancer Society, and a member of the Board of Trustees of the Franklin Institute and Science Museum. Dr. Fitzpatrick has been a director of Carpenter since 1997, is a member of the Corporate Governance Committee and chairs the Human Resources Committee.

GREGORY A. PRATT, age 53, is Vice Chairman and a director of OAO Technology Solutions, Inc. (OAOT), an information technology and professional services company. He joined OAOT in 1998 as President and CEO after OAOT acquired Enterprise Technology Group, Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and COO of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder, and served variously as CFO and President of Atari Corporation from 1984 through 1991. He also serves as a director of Elderport, Inc. and the US Chess Center. Mr. Pratt has been a director of Carpenter since June 2002 and is a member of the Audit/Finance Committee.

MARILLYN A. HEWSON, age 48, is Senior Vice President for Corporate Shared Services at Lockheed Martin Corporation, a position she has held since May 2001. Lockheed Martin researches, designs, develops, manufactures and integrates advanced technology systems, products and services. Ms. Hewson joined Lockheed Aeronautical Systems Company, Marietta, Georgia in 1983 as a senior industrial engineer. She held a variety of increasingly responsible management positions in industrial engineering, operations control and business management until 1993, when she was promoted to Director of Operations Control. In 1995, she was named Director of Commercial Practices and in September 1995, she transferred to the Aeronautics Material Management Center in Fort Worth, Texas as Director of Consolidated Material Systems and Business Management. Ms. Hewson was named Vice President, Internal Audit of Lockheed Martin Corporation in September 1998 and became Vice President, Global Supply Chain Management beginning in August 2000. Ms. Hewson is also a member of the Board of Directors of Exostar Corporation. Lockheed Martin is one of the five founding partners of the Exostar Aerospace & Defense Global Trading Exchange, which is an integral component of the B2B and eBusiness initiatives managed by Corporate Shared Services. Ms. Hewson became a Director of Carpenter in September 2002 and is a member of the Corporate Governance and Human Resources Committees.

Incumbent Directors to Continue in Office

The following are the other directors whose terms continue after the Annual Meeting, as indicated:

Terms to Expire 2003

WILLIAM J. HUDSON JR., age 68, retired as Vice Chairman and a director of AMP Incorporated in April 1999. AMP is a manufacturer of electrical and electronic connectors and interconnection systems. Mr. Hudson joined AMP Incorporated in 1961 and held a variety of management positions, becoming Executive Vice President, International, in 1991, a director in 1992, and Chief Executive Officer and President in 1993, a position he held until 1998. He also served as Chairman of the Pacific Basin Economic Council, Vice Chairman of the National Association of Manufacturers, and is a member of the Executive Committee of the U.S. Council of International Business. Previously, he was a member of the Board of Governors of the National Electrical Manufacturers Association and the Business Roundtable, as well as a Presidential Appointee to the Advisory Council on U.S. Trade Policy. He also serves as a director of The Goodyear Tire & Rubber Company and Keithley Instruments, Inc., Elderport, Inc., Applied Systems Intelligence, Inc., and High Street Capital. Mr. Hudson has been a director of Carpenter since 1992, is a member of the Human Resources Committee and chairs the Corporate Governance Committee.

PETER C. ROSSIN, age 78, is the former Chairman, Chief Executive Officer and founder of Dynamet Incorporated, a subsidiary of Carpenter. Before founding Dynamet, a maker of titanium bar and wire and specialty alloy powder products, in 1967, Mr. Rossin held various production and operations positions at Crucible Steel Corporation, Fansteel Metallurgical Corporation, and Cyclops Corporation. Mr. Rossin has been a director of Carpenter since 1997 and is a member of the Corporate Governance and Human Resources Committees.

ROBERT J. TORCOLINI, age 51, is President and Chief Operating Officer and a director of Carpenter Technology Corporation. Prior to his current position, Mr. Torcolini was Senior Vice President-Engineered Products Operations, a position he held from February 2000 to June 2002. Mr. Torcolini was President of Dynamet Incorporated, a subsidiary of Carpenter, from March 1997 through January 2000 and Vice President — Manufacturing Operations Steel Division from January 1993 through February 1997. He is a member of the American Iron and Steel Institute and the American Society for Metals International. Mr. Torcolini has been a director of Carpenter since July 2002.

KENNETH L. WOLFE, age 63, retired as Chairman of the Board of Hershey Foods Corporation on December 31, 2001. Hershey Foods Corporation is a producer of chocolate and confectionery products. Mr. Wolfe was elected Vice President, Finance and Chief Financial Officer of Hershey in 1981; Senior Vice President, Chief Financial Officer and a director in 1984; and President and Chief Operating Officer in 1985, a position he held through 1993. He also serves as a director of Bausch & Lomb Inc. Mr. Wolfe has been a director of Carpenter since 1995 and chairs the Audit/Finance Committee.

Terms to Expire 2004

ROBERT J. LAWLESS, age 55, is Chairman, President and Chief Executive Officer and a director of McCormick & Company, Incorporated, a supplier of spices, seasonings, flavorings and specialty foods. Mr. Lawless became Executive Vice President and Chief Operating Officer of McCormick in 1995 and President and Chief Operating Officer in 1996. He serves as Vice Chair of the Board of Directors of Kennedy Krieger Institute, and as a member of the Board of Directors of the Grocery Manufacturers of America, Inc., Grant-A-Wish Foundation, Maryland Business Roundtable for Education, Inc. and the Junior Achievement of Central Maryland Executive Council. He also serves on the Board of The Baltimore Life Companies, Owings Mills, MD. Mr. Lawless has been a director of Carpenter since 1997 and is a member of the Audit/Finance Committee.

ROBERT N. POKELWALDT, age 66, retired as Chairman and Chief Executive Officer and a director of York International Corporation in November 1999. York International Corporation is a manufacturer of heating, ventilating, air conditioning, and refrigeration products. Mr. Pokelwaldt joined Applied Systems Worldwide, a division of York International, as Vice President in 1988. He was named President and Chief Operating Officer in 1990, President and Chief Executive Officer in 1991, and Chairman and Chief Executive Officer in 1993. Mr. Pokelwaldt also serves as a director of Mohawk Industries, Inc., First Energy, Inc., Intersil Corporation, and Susquehanna Pfaltzgraff Corporation. Mr. Pokelwaldt has been a director of Carpenter since 1998 and is a member of the Audit/Finance Committee.

KATHRYN C. TURNER, age 55, is Chairperson, Chief Executive Officer and President of Standard Technology, Inc. Ms. Turner founded Standard Technology, Inc., a management and technology solutions firm with a focus in the healthcare sector, in 1985. Standard Technology, Inc. is headquartered in Falls Church, VA, with employees in over 12 states. Ms. Turner also serves on the Boards of Directors of Phillips Petroleum Company, Schering-Plough Corporation, the National Capital Area Council of the Boy Scouts of America and Children’s Hospice International and she has served as a director for the Urban League (Northern Virginia Chapter). In 1994, she received a Presidential appointment to serve on the President’s Export Council, after serving a one-year term on the ExIm Bank Advisory Committee. In 1993, she was appointed to the Commission on the Future of Worker-Management Relations, a joint commission of the Departments of Labor and Commerce, established by President Clinton. In 1992, she was the first woman appointed by Secretary Cheney to the Defense Policy Advisory Committee on Trade (DPACT). Ms. Turner is the 1998 Black Engineer Entrepreneur of the Year, a 1994 recipient of the Northern Virginia Urban League’s Shining Star Award, and a 1994 recipient of the National Association of Black Telecommunications Professionals, Inc.’s Granville T. Woods Award. Ms. Turner has been a director of Carpenter since 1994 and is a member of the Audit/Finance Committee.

STEPHEN M. WARD, JR., age 47, is General Manager, Industrial Sector for International Business Machines Corporation (IBM). IBM uses advanced information technology, including systems, products, services, software and financing, to provide customer information and business process solutions. Prior to assuming his current position, Mr. Ward was Vice President, Business Transformation and Chief Information Officer, with responsibility for overseeing IBM’s e-business initiatives. Mr. Ward joined IBM in 1978 as an engineer and has held various management positions in manufacturing, production control and product development. He served as an administrative assistant to the IBM Chairman in 1985 and was named Program Director, Customer Satisfaction in 1990. Mr. Ward was named Director of System Manufacturing and Production Process in 1992 and became Director of Manufacturing and Development Systems in 1993. He was appointed Vice President, Information Technology, IBM Personal Computer Company, in 1994 and named General Manager, IBM Mobile Computing, IBM Personal Computing Company, in 1996. Mr. Ward is a member of the Board of Directors of e2open, a market exchange for high technology corporations. Mr. Ward has been a director of Carpenter since 2001 and is a member of the Human Resources and Corporate Governance Committees.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors held eight meetings during fiscal year 2002. In addition, there were ten Committee meetings. The average attendance for Carpenter’s directors at these meetings was 90%.

Committees of the Board

The Board of Directors has three standing Committees: Audit/Finance, Corporate Governance and Human Resources. No member of any Committee may be an employee or former employee of Carpenter.

BOARD COMMITTEES

Committee and Members	Selected Functions of the Committee	2002 Meetings

Audit/Finance Committee
Kenneth L. Wolfe, Chairperson Marcus C. Bennett William S. Dietrich II Robert J. Lawless Robert N. Pokelwaldt Gregory A. Pratt Kathryn C. Turner	• Reviews the adequacy of Carpenter’s financial reporting, accountingsystems and controls • Recommends independent accountants for financial audits • Evaluates Carpenter’s internal and external auditing proceduresand security of information systems • Reviews Carpenter’s environmental compliance activities • Maintains a direct line of communication with independent accountantsand the Director-Internal Audit • Reviews and recommends actions to the Board of Directors relatingto Carpenter’s capital structure, pension fund asset management,and dividend policy	5	*

* Includes two Audit Committee meetings and one Finance Committee meeting held prior to combining these committees.

Corporate Governance Committee
William J. Hudson, Jr., Chairperson J. Michael Fitzpatrick Marillyn A. Hewson Marlin Miller, Jr. Peter C. Rossin Stephen M. Ward, Jr.	• Reviews and recommends proposed changes to the Certificate ofIncorporation and By-Laws • Reviews stockholder proposals • Recommends Board size, composition, and committee structure • Reviews, evaluates, and recommends nominees for election or re-electionto the Board and assignment to the Committees • Maintains guidelines for directors’ duties and obligations	3

Human Resources Committee
J. Michael Fitzpatrick, Chairperson William J. Hudson, Jr. Marillyn A. Hewson Marlin Miller, Jr. Peter C. Rossin Stephen M. Ward, Jr.	• Reviews and recommends to the Board the salary of the CEO andother executive officers, approves salary and other compensationof other officers • Oversees Carpenter’s various benefit pension plans • Reviews officers’ succession plans • Administers stock and stock option plans • Reviews Carpenter’s progress on equal opportunity matters, employeehealth and safety, and workers’ compensation costs	2

Director Compensation Program

No director who is an employee of Carpenter is compensated as a member of the Board. Compensation for non-employee directors consists of an annual retainer of $40,000, plus travel expenses, where appropriate, for attending all Board of Directors and Committee meetings. Each Committee Chairperson receives an additional annual retainer of $3,000. At least 50% of the $40,000 annual retainer for Board service is paid in stock units that convert to an equivalent number of shares of common stock following retirement or termination of service due to disability. The value of these stock units will vary depending on the fair market value of the shares of Carpenter’s common stock. At the director’s election, the remaining 50% of the retainer is paid in cash or deferred and paid in either cash or shares of stock at the time of distribution.

Each non-employee who joins the Board is granted an option to purchase 2,000 shares of common stock. In addition, following each annual meeting, each non-employee director is granted an option to purchase 4,000 shares. These options permit the director, after one year of service following the grant, to purchase shares of common stock at the stock’s fair market value on the date of grant. The options expire ten years from the date of grant.

AUDIT/FINANCE COMMITTEE REPORT

The Board of Directors has charged the Audit/Finance Committee with a number of responsibilities, including review of the adequacy of Carpenter’s financial reporting and accounting systems and controls. The Committee has a direct line of communication with Carpenter’s independent accountants and the Director-Internal Audit. The Committee is composed entirely of independent directors as defined by the listing standards of the New York Stock Exchange. The Board has adopted a written Audit/Finance Committee charter, a copy of which is included as an appendix to this Proxy Statement.

In the discharge of its responsibilities, the Audit/Finance Committee has reviewed and discussed with management and the independent accountants Carpenter’s audited financial statements for fiscal 2002. In addition, the Committee has discussed with the independent accountants matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of Carpenter’s financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Audit/Finance Committee has considered the compatibility of the provision of non-audit services with the independent accountants’ maintenance of independence and has received from PricewaterhouseCoopers LLP written disclosures and a letter concerning the independent accountants’ independence from Carpenter, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Committee and discussed with PricewaterhouseCoopers.

Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in Carpenter’s 2002 Annual Report on Form 10-K, for filing with the SEC.

SUBMITTED BY THE AUDIT/FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Kenneth L. Wolfe, Chairperson	Robert N. Pokelwaldt
Marcus C. Bennett	Gregory A. Pratt
William S. Dietrich II	Kathryn C. Turner
Robert J. Lawless

HUMAN RESOURCES COMMITTEE REPORT

The Human Resources Committee of the Board of Directors is composed entirely of nonmanagement directors. The Committee is responsible for the establishment and oversight of Carpenter’s executive compensation programs.

Compensation Philosophy

Carpenter’s executive compensation programs are designed to fulfill the following objectives:

•	Attract, retain, and motivate highly effective executives;

•	Link executive reward with enhanced stockholder value and profitability;

•	Reward sustained corporate, functional, and/or individual performance with an appropriate base salary and incentive opportunity;

•	Link pay to Carpenter’s financial performance and the achievement of Carpenter’s strategic business objectives; and

•	Stimulate and sustain significant management ownership in Carpenter.

This philosophy remains unchanged in 2002 and continues to serve as the foundation for executive compensation policy and program application.

Carpenter targets pay at market competitive (median) levels for achievement of expected levels of performance. During fiscal 2002, the Committee worked with a nationally recognized, independent consulting firm to review the competitiveness of the executive compensation program. This review is done on an annual basis. The analysis compares Carpenter’s pay levels to the pay levels of a group of general industrial and manufacturing companies of similar size. These companies reflect the labor pool for executive talent generally rather than the labor pool specifically available to Carpenter’s competitors.

On an overall basis, Carpenter’s executive compensation is below competitive levels of pay. The competitive shortfall is primarily driven by actual bonuses being zero for 2001 and zero or below target levels for 2002, and the long-term incentive grants being below competitive levels. The nature and magnitude of pay varies for each Named Executive Officer.

Base Salary

In general, base salaries are targeted at market 50th percentile levels and are adjusted by the Committee to recognize each individual’s responsibility, experience, and value to the organization.

Annual Incentives

The Executive Annual Compensation Plan (“EACP”) provides short-term variable compensation for the Named Executive Officers and other eligible executives with payments based on combinations of corporate and business unit financial performance. For fiscal year 2002, the Committee established, and the full Board approved, earnings per share (EPS), excluding the net pension credit, free cash flow (net cash provided before financing activities less dividends paid), and economic profit (net operating profit less a charge for cost of capital) as the key corporate measures for the EACP. In addition, business unit return on net assets (RONA) was established as an additional component for Messrs. Shor and Torcolini. Threshold levels of financial results must be attained to earn awards under the Plan.

Given Carpenter’s fiscal year 2002 performance, there were no bonus payouts under EPS, economic profit, and RONA components. However, due to prudent asset management during the year, the target for free cash flow was significantly exceeded enabling Carpenter to pay down debt by $70 million. Although the free cash flow component generated a cash payout under the terms of the EACP, as approved by the Board, the executive officer group decided to voluntarily forego the cash payout due to Carpenter’s overall financial performance. The Committee felt that the free cash flow generation was a significant achievement, and recommended, and the full Board approved, that the executive officer group receive awards in the form of restricted stock vesting 50% annually over a two-year period or 100% upon retirement, whichever occurs first. The Committee feels that these actions not only demonstrate the commitment of the executive officers to the organization, but further align their interests with the interests of stockholders.

For fiscal year 2003, the Committee recommended, and the full Board approved, EPS, free cash flow, and economic profit as the key corporate measures for the EACP.

Long-Term Incentives

Carpenter continues to deliver a significant portion of an executive’s total pay opportunity in the form of long-term incentive compensation. Long-term incentives are viewed to be a key program element, given the Committee’s desire to reinforce connections between sustainable financial performance, shareholder value creation and executive pay. Long-term incentive awards have included grants of nonqualified stock options and performance shares. There were no payouts under the performance share plan for the three-year period ending June 30, 2002. Effective July 1, 2001, future incentives under the performance share plan were discontinued.

The 2002 stock option awards were issued with exercise prices equal to the fair market value of the underlying shares. The magnitude of stock option grants is reviewed annually. Based on a review conducted by an outside consulting firm, the June 25, 1998 long-term incentive grant guidelines remained largely unchanged in 2002. While competitive practices influence long-term incentive grant guidelines, actual grants can be increased or decreased based on the Committee’s assessment of Carpenter’s performance, individual contribution, and other relevant factors.

Stock Ownership Guidelines

Carpenter introduced stock ownership guidelines in 1997 to further its objective of increasing management’s ownership stake. Over time, executives are expected to achieve and maintain ownership of certain amounts of common stock. The Chief Executive Officer and Chief Operating Officer are expected to own 3 times their base salary in Carpenter stock. Senior Vice Presidents and Vice Presidents are expected to own 1.5 times their base salary in Carpenter stock and other covered executives are expected to own Carpenter stock in the amount of their base salary. The primary intent of these guidelines is to significantly increase the extent to which each executive’s personal wealth is directly linked to the performance of Carpenter’s common stock. During 2002, beneficial share ownership of the Named Executive Officers increased 22% over 2001 ownership levels.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to certain individuals, including the Named Executive Officers, to $1 million, unless certain requirements are met. Carpenter’s long-term incentive arrangements have been generally structured to conform with Internal Revenue Code guidelines for performance-based compensation and, as such, should preserve the deductibility of these amounts. The Committee will continue to monitor the potential deductibility of other components of Carpenter’s pay package.

CEO Compensation

The Committee recommends and the full Board of Directors sets the salary of the CEO, as well as the salaries of other Named Executive Officers. There are no salary merit increases planned for the CEO or any of the other Named Executive Officers for fiscal year 2003.

Annual Base Salary

Based on the recommendation of the Committee, the Board decided that Mr. Draeger would not receive a salary increase and his annual base salary will remain at $500,000 for fiscal year 2003. His salary was set at $500,000 based on his promotion to CEO on July 1, 2001.

Annual Incentives

Although a cash bonus was earned for exceeding the Board approved free cash flow target for fiscal year 2002, Mr. Draeger voluntarily forfeited his bonus payment due to the overall financial performance of the Company. Accordingly, Mr. Draeger did not receive a cash bonus payment for fiscal year 2002. As previously indicated, in recognition of the voluntary waiver of cash bonuses earned for 2002, the executive officers, including Mr. Draeger, received shares of restricted stock vesting 50% annually over a two-year period or 100% upon retirement, whichever occurs first.

Long-Term Incentives

During fiscal 2002, the Committee approved a grant to Mr. Draeger of 80,000 non-qualified stock options in accordance with established internal guidelines and competitive practices.

SUBMITTED BY THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

J. Michael Fitzpatrick, Chairperson	Marlin Miller, Jr.
Marillyn A. Hewson	Peter C. Rossin
William J. Hudson, Jr.	Stephen M. Ward, Jr.

EXECUTIVE COMPENSATION

The following table contains information concerning the compensation paid by Carpenter for services rendered during the fiscal years ended June 30, 2002, 2001, and 2000 to Carpenter’s Chief Executive Officer and each of the other Named Executive Officers.

Summary Compensation Table - FISCAL YEAR 2002

			Annual Compensation(1)		Long Term Compensation

					Awards		Payouts
Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Restricted Stock(2) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation(3), (4) ($)

Dennis M. Draeger Chairman, President and Chief Executive Officer	2002 2001 2000		496,155 400,000 392,308	0 0 184,786	280,863 601,000 0	80,000 70,000 20,000	0 0 0	16,420 13,191 12,845

Robert J. Torcolini Senior Vice President Engineered Products Operations	2002 2001 2000		318,461 280,000 270,892	0 144,300 110,026	107,806 90,150 0	40,000 20,000 32,700	0 0 0	10,954 9,346 8,989

Michael L. Shor Senior Vice President Specialty Alloys Operations	2002 2001 2000		283,174 220,000 202,308	0 0 68,244	141,850 90,150 108,000	40,000 20,000 24,200	0 0 0	9,500 7,429 6,795

Terrence E. Geremski* Senior Vice President- Finance and Chief Financial Officer	2002 2001 2000	* *	272,789 100,000 0	0 0 0	110,643 134,850 0	30,000 39,000 0	0 0 0	70,271 29,917 0	(5) (5)

John R. Welty Vice President, General Counsel and Secretary	2002 2001 2000		211,308 194,939 191,000	0 0 70,069	76,599 0 0	20,000 10,000 8,000	0 0 0	7,147 6,620 6,501

*	Mr. Geremski began employment on January 29, 2001.

(1)	There is no “Other Annual Compensation” to report and this column has been omitted pursuant to SEC rules.

(2)
Messrs. Draeger, Torcolini, Shor, Geremski, and Welty were awarded restricted stock in fiscal 2002. The restricted stock awarded in 2002 will vest 50% annually over a 2-year period or 100% at retirement, whichever comes first. Messrs. Draeger, Torcolini, Shor, and Geremski were awarded restricted stock in fiscal 2001. The restricted stock awarded to Messrs. Torcolini and Shor in 2001 will vest over a 3-year period, with one-third of the award vesting each year. The restricted stock awarded to Mr. Draeger in 2001 will vest over a 4-year period, with one-fourth of the award vesting each year, or 100% upon retirement, whichever comes first. The restricted stock awarded to Mr. Geremski in 2001 will vest in 2006. Mr. Shor was also awarded restricted stock in fiscal 2000 that will vest in 2005. The value of restricted stock reported in the table is based on the closing price of the stock on the date that the stock was granted. At the end of the fiscal year, the total restricted stock granted to Messrs. Draeger, Torcolini, Shor, Geremski, and Welty was valued at $1,149,519, $411,983, $331,315, $256,409 and $77,787, respectively, based on the June 28, 2002 closing price of $28.81. Carpenter does pay dividend equivalents on these shares of restricted stock.

(3)
Amounts include contributions by Carpenter for fiscal years 2002, 2001, and 2000 for the Named Executive Officers under the Savings Plan, the Deferred Compensation Plan for Officers and Key Employees and the ESOP (ESOP units contributed because of dividend equivalents on the ESOP account balance are not included). Due to the timing of contributions on a fiscal year basis, some of the amounts contributed under the Savings Plan exceed the IRS calendar year limit. For fiscal 2002, these contributions were as follows:

Savings Plan:
Draeger	$6,000	Shor	$6,164	Welty	$5,439
Torcolini	$6,000	Geremski	$6,383

Deferred Compensation Plan:
Draeger	$8,886	Shor	$2,330	Welty	$ 901
Torcolini	$3,852	Geremski	$1,800

ESOP: 10.28 units (exclusive of amounts for dividend equivalents) of preferred stock were allocated on December 31, 2001 to each of the accounts of Messrs. Draeger, Torcolini, Shor, Geremski and Welty. At that time, each unit was valued at $32.50, the minimum value under the ESOP.

(4)
Amounts include premiums paid by Carpenter on term life insurance policies for the Named Executive Officers. For fiscal 2002, these premiums were as follows: Mr. Draeger — $1,200; Mr. Torcolini — $768; Mr. Shor — $672; Mr. Geremski — $624; and Mr. Welty — $473.

(5)
Amounts include $61,130 for fiscal 2002 and $26,402 for fiscal 2001 paid by Carpenter for expenses, including relocation and temporary living expenses, incurred by Mr. Geremski in connection with his commencement of employment on January 29, 2001.

Stock Options

The following table shows certain information concerning stock options granted to the Named Executive Officers as of the end of fiscal year 2002. While Carpenter’s stock-based incentive plan permits the granting of stock appreciation rights, there were no stock appreciation rights granted in fiscal year 2002 and there are none outstanding at this time.

Stock Option Grants In Fiscal Year 2002

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	Grant Date Present Value(2)

Dennis M. Draeger	80,000	13.5%	$23.21	01/28/2012	$409,600

Robert J. Torcolini	40,000	6.8%	$23.21	01/28/2012	$204,800

Michael L. Shor	40,000	6.8%	$23.21	01/28/2012	$204,800

Terrence E. Geremski	30,000	5.1%	$23.21	01/28/2012	$153,600

John R. Welty	20,000	3.4%	$23.21	01/28/2012	$102,400

(1)	Options are granted at the market value on the date of grant, are exercisable after one year of employment following the date of grant, and will expire no more than ten years after the date of grant.

(2)
Based on the Black-Scholes option-pricing model adapted for use in valuing officer stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under this model are based on certain assumptions for stock price volatility, risk-free interest rates, and future dividend yield. Specifically, the Black-Scholes valuation employed the following factors: risk-free rate of return of 4.3% based upon the five-year Treasury rates as of grant date, a dividend yield of 4.4% based upon the annualized value of the quarterly dividend preceding the option grant date, exercise term of five years, stock price volatility of 36.1% based upon the variance in daily stock price changes for the five years preceding the option grant date, and that no adjustments have been made for transferability or risk of option forfeiture.

Stock Option Exercises And Fiscal Year End Holdings

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis M. Draeger	0	$0	168,700	80,000	$196,084	$448,000

Robert J. Torcolini	5,060	$23,144	112,520	40,000	$222,322	$224,000

Michael L. Shor	0	$0	67,600	40,000	$172,697	$224,000

Terrence E. Geremski	0	$0	39,000	30,000	$46,000	$168,000

John R. Welty	8,000	$77,212	48,380	20,000	$9,386	$112,000

(1)	Based on June 28, 2002 closing price of $28.81 per share.

Special Severance Agreements

During fiscal year 2001, Carpenter amended and restated its Special Severance Agreements with Messrs. Draeger, Torcolini, Shor and Welty. Under these agreements, if the officer’s employment is terminated following a “change in control” of Carpenter, the officer will receive his full salary and all bonuses, pension and other benefits through the termination date. In addition, if the termination is by Carpenter, other than for cause, or by the officer for good reason, the officer will receive (1) a lump sum payment equal to three years’ salary and full annual bonus (computed without regard to actual attainment of relevant performance goals), (2) an enhanced pension benefit either paid as a lump sum from general assets or under the SERP, (3) the vesting of all restricted stock, and the ability to exercise all other grants, and (4) in the case of Messrs. Draeger and Welty, a SERP benefit unreduced for age. In addition, under similar circumstances, the agreements with Messrs. Draeger, Shor, Torcolini and Welty provide continuation of all other active benefits for three years, tax and financial planning for three years, outplacement services, company payment of any federal excise tax created by the agreement and reimbursement of any legal fees for enforcing or defending the agreement. Mr. Geremski was granted a similar Special Severance Agreement upon his hiring. The amended and restated Special Severance Agreements are currently effective and automatically renew for three-year periods on an evergreen basis.

Savings Plan of Carpenter Technology Corporation

The Savings Plan is a profitsharing plan established pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Carpenter contributes 3% of the base pay of each eligible employee (including officers) to the Plan. Carpenter’s contribution is invested, as the employee selects, into one or more pre-established investment funds. If Carpenter’s contribution for an employee under the Savings Plan is limited by the Internal Revenue Code, the employee will receive these lost Savings Plan contributions under the Deferred Compensation Plan for Officers and Key Employees. In addition, an employee may authorize Carpenter to make contributions, including salary deferrals, limited to 35% of total pay. Amounts in the Summary Compensation Table include amounts deferred.

Employee Stock Ownership Plan

The Carpenter Technology Corporation Employee Stock Ownership Plan (ESOP) was established in 1991. The trustee of the ESOP, State Street Bank and Trust Company, purchased 461.5384615 shares of series A convertible preferred stock from Carpenter at a price of $65,000 per share, or an aggregate purchase price of approximately $30 million, for a 15-year note issued by the trustee to Carpenter and a small amount of cash.

Each share of preferred stock is convertible, at the trustee’s option, into at least 2,000 shares of common stock at a conversion price of $32.50 per share of common stock. The preferred shares are divided into 2,000 equal units. Each eligible employee was allocated one unit on the effective date of the ESOP, September 6, 1991. Additional units are allocated to employees as the loan is repaid. Generally, only those employees actively employed on the last day of the plan year, December 31, will receive an allocation for that year. The funds used by the ESOP to repay the loan come from contributions by Carpenter and dividends on the ESOP shares.

Retirement Benefits

The General Retirement Plan for Employees of Carpenter Technology Corporation provides retirement benefits to employees, including the Named Executive Officers, at age 65 (with five years of service), or as early as age 55 (with ten years of service); or at any age with 30 years of service. Such benefits are based on either: (1) a fixed monthly rate for each year of service; or (2) the product of 1.3% times each of the first 20 years of service, plus 1.4% times each year of service over 20, multiplied by the individual’s highest average earnings. This average is calculated from the highest five annual periods (during the last ten years of service) that end on the individual’s retirement anniversary. For pension purposes, earnings include all salaries, bonuses, and extra compensation.

Carpenter has two plans for those participants in the General Retirement Plan whose benefits are reduced by limitations of the Internal Revenue Code, the Benefit Equalization Plan and the Earnings Adjustment Plan. These two plans will restore amounts lost under the General Retirement Plan because of Code limitations. In general, benefits under these plans are subject to the same administrative rules as the General Retirement Plan.

Certain executives, including the Named Executive Officers, have been designated by the Board of Directors as participants under the Supplemental Retirement Plan for Executives (“SERP”). This supplemental benefit is payable for 15 years, commencing in the month following retirement (unless a disabled participant elects a later date). The total benefits a participant will receive from these retirement plans, plus primary Social Security and pension benefits from any prior employment, will be approximately 60% of the participant’s average earnings (as calculated under the General Retirement Plan) when retirement occurs with 30 years of service. Bonuses voluntarily waived by executive officers for fiscal 2002 will be included for purposes of determining average earnings under the SERP. The benefits for Messrs. Draeger and Geremski are to be calculated without regard to pension benefits from prior employment. In addition, Mr. Draeger will in all events receive a minimum benefit equal to 50% of his average earnings if he retires with the approval of the Board of Directors.

The Officers’ Supplemental Retirement Plan provides supplemental pension benefits to participants who have benefits reduced under the General Retirement Plan because of amounts deferred under the Deferred Compensation Plan. The Officers’ Supplemental Retirement Plan restores reductions that occur under the General Retirement Plan as a result of these deferrals, without regard to any limitations of the Internal Revenue Code. Benefits under this Plan are subject to the same administrative rules as the General Retirement Plan.

The following table illustrates the total annual retirement benefits payable under the retirement plans described in this section. A Participant may receive less than the maximum benefit dependent upon age and the date granted SERP participation.

Average Annual Earnings(1) for the Applicable Years of Service Period Preceding Retirement	Annual Gross Benefits from all Pension Plans for Years of Service Shown(2)(3)
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$150,000	$75,000	$84,750	$90,000	$90,000	$90,000	$91,875
$175,000	$87,500	$98,875	$105,000	$105,000	$105,000	$107,188
$200,000	$100,000	$113,000	$120,000	$120,000	$120,000	$122,500
$250,000	$125,000	$141,250	$150,000	$150,000	$150,000	$153,125
$300,000	$150,000	$169,500	$180,000	$180,000	$180,000	$183,750
$400,000	$200,000	$226,000	$240,000	$240,000	$240,000	$245,000
$500,000	$250,000	$282,500	$300,000	$300,000	$300,000	$306,250
$600,000	$300,000	$339,000	$360,000	$360,000	$360,000	$367,500
$700,000	$350,000	$395,500	$420,000	$420,000	$420,000	$428,750
$800,000	$400,000	$452,000	$480,000	$480,000	$480,000	$490,000
$1,000,000	$500,000	$565,000	$600,000	$600,000	$600,000	$612,500
$1,500,000	$750,000	$847,500	$900,000	$900,000	$900,000	$918,750

(1)	Average Annual Earnings are determined as described under the first paragraph of Retirement Benefits using Annual Compensation as described in the Summary Compensation Table on page 16.

(2)
As of June 30, 2002, the years of service credited under the Plan for the Named Executive Officers were as follows: Mr. Draegar — 6 years; Mr. Torcolini — 28 years; Mr. Shor — 21 years; Mr. Geremski — 1 year; and Mr. Welty — 26 years.

(3)
All of these retirement plans are payable for the life of the participant and, if applicable, the life of the survivor with the exception of the Supplemental Retirement Plan for Executives, which is payable for 15 years certain. Social Security and pensions from prior employment (except as noted) are deducted from the SERP benefit.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon representations by persons required to file reports under Section 16(a), all persons subject to Section 16(a) were in compliance during fiscal year 2002, with the exception of Mr. Rossin, who inadvertently filed one transaction report late, which related to the sale of 230 shares of common stock from a trust of which he is a trustee.

Stock Performance Graph

The graph below shows for a five-year period the cumulative total stockholder return on Carpenter’s common stock compared to the cumulative total return of the Russell 2000 Index and a peer group of companies. The Russell 2000 is a broad-based index that includes smaller market capitalization stocks, including Carpenter’s stock.

The Peer Group Index is comprised of the following companies: Allegheny Technologies, Inc., A.M. Castle, Slater Steel Incorporated, The Timken Company and Special Metals Corporation. These are publicly traded companies involved currently, or for a part of the period shown in the table, in the distribution or manufacture of specialty metal products in the United States. Special Metals Corporation filed for reorganization under Chapter 11 of the federal bankruptcy laws on March 27, 2002.

	1997	1998	1999	2000	2001	2002
Carpenter	100.00	112.87	66.73	52.29	75.83	78.60
Russell 2000	100.00	116.51	118.26	135.19	136.08	124.28
Peer Group	100.00	87.12	59.01	55.50	57.22	60.82

PROPOSAL NO. 2

APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Unless otherwise specified by the stockholders, the shares of stock represented by the proxies will be voted for approval of the appointment of PricewaterhouseCoopers LLP, a firm of independent accountants, to audit and report upon the financial statements of Carpenter for fiscal year 2003. PricewaterhouseCoopers LLP, or one of its predecessor firms, has served as independent accountants of Carpenter since 1918. In the opinion of the Board of Directors and Management, PricewaterhouseCoopers is well qualified to act in this capacity.

Audit services performed by PricewaterhouseCoopers in fiscal year 2002 included audits of the financial statements of Carpenter, limited reviews of quarterly financial statements of Carpenter and other services customary under generally accepted auditing standards. The following fees and expenses were incurred in fiscal year 2002:

Audit Fees	$417,600
Financial Information Systems Design and Implementation Fees	0
All other fees	$1,522,000

Total	$1,939,600

Other fees included, but were not limited to, charges for audits of Carpenter’s employee benefit plans, special tax services, statutory audits of certain foreign subsidiaries and review of a Securities and Exchange Commission Registration Statement on Form S-4 in connection with a bond offering.

A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR approval of the appointment of PricewaterhouseCoopers LLP as independent accountants.

OTHER BUSINESS

The Board of Directors and Management know of no matters to be presented at the meeting other than those set forth in this Proxy Statement. Carpenter was not notified of any such matters by August 29, 2002, as determined under its By-Laws, and accordingly, if any other business is properly brought before the meeting or any adjournment of the meeting, the proxy holders will vote on this business according to their discretion.

By order of the Board of Directors,

JOHN R. WELTY
Secretary

APPENDIX A

AUDIT/FINANCE COMMITTEE

I.    Purpose

The Audit/Finance Committee (the “Committee”) shall be responsible for: (1) reviewing the adequacy of corporate financial reporting, accounting systems and controls, environmental controls and compliance, compliance with Guidelines of Business Conduct, security of information systems and records, the internal and external auditing functions; and (2) reviewing and recommending certain actions to the Board of Directors relating to the Corporation’s capital structure, pension and asset management, and dividend policy.

II.    Relationship With Internal and External Auditor

The firm employed by the Company as the independent public accountants to examine and report upon the consolidated financial statements of the Company is referred to as the “External Auditor.” The External Auditor is ultimately accountable to the Board of Directors and the Committee. The Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate, nominate for stockholder approval and, where appropriate, replace the External Auditor. The Committee shall also maintain a direct and separate line of communication between itself and the Manager-Internal Audit and the External Auditor.

III.    Membership

The Committee shall consist of only non-management directors who have no relationship that may interfere with their exercise of independence from management and the Company. The Committee shall number at least three; one of whom shall be selected as Chairperson by the Corporate Governance Committee and approved by the Board of Directors. A non-management director is a director who is neither a current nor a former employee of the Corporation or its affiliates. Each Committee member shall be, or shall become within a reasonable period of time after appointment to the Committee, financially literate, as determined by the Board of Directors in its business judgment. At least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board of Directors in its business judgment. Unless otherwise approved by the Board of Directors, none of the Committee members shall serve on the Committee for more than four consecutive years. A Director may be re-appointed to the Committee after a lapse of membership on the Committee for a period of at least one year. The terms of the Committee members shall be staggered so that at least one new member is appointed to the Committee at each Annual Meeting of the Board. The Committee shall meet at least three times annually with additional meetings held upon the call of the Committee Chairperson. The Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Corporate Controller, Manager-Internal Audit, the Treasurer, General Counsel and Secretary, and a representative from the External Auditor shall attend each Committee meeting. The Secretary shall prepare minutes of the meetings. The Committee Chairperson may excuse any member or attendee from attendance at any meeting or portion of any meeting of the Committee.

IV.    Duties and Responsibilities

To accomplish its purposes, the Committee shall:

1.	a. Recommend to the Board of Directors each year the firm to be employed as the External
                Auditor.

b.	Approve the appointment of other external auditors employed for specific audit purposes other than that listed in 1.a.

c.
Meet in separate executive sessions with the Manager-Internal Audit, the External Auditor and management to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

2.	Meet with the External Auditor prior to the commencement of the annual audit examination each year and discuss:

a.	The adequacy of the scope of the audit.

b.	The adequacy of the Company’s accounting principles, policies, security and practices, and any contemplated material changes thereto.

c.	New developments in accounting principles or reporting practices which may materially affect the Company.

d.	The audit and non-audit fees paid to the External Auditor — but not to set same.

3.	Review the scope and associated expenses of the internal audit program to be performed each year.

4.
Review and approve non-audit activities to be performed by the External Auditor prior to the commencement of such activities, when the fees for any one activity or project will aggregate $100,000 or more. The Committee will consider what effect, if any, the total of all such activities could have on the External Auditor’s independence. When no Committee meeting is scheduled in sufficient time for review and approval of an activity, management will review the activity with the Committee Chairperson and discuss the activity at the next Committee meeting. For purposes of this section, the following are considered audit services:

a.	Annual audits of the Company and its subsidiaries.

b.	Reviews of quarterly financial statements.

c.	Services related to the audit of the income tax accrual.

d.	Consultations on audit or accounting matters that arise during or as a result of an audit or financial statement review.

e.	Attendance at Committee meetings at which matters related to the audit or financial statement reviews are discussed.

f.
Any other services performed by the External Auditor that are customary under generally accepted auditing standards or that are customary for the purpose of rendering an opinion or report on the financial statements.

5.	Review all internal and external audit reports and any written management responses thereto.

6.	Review annually:

a.
A formal written statement from the External Auditor, as required by generally accepted auditing standards, which delineates all relationships between the External Auditor and the Company. Also, actively engage in a dialogue with the External Auditor with respect to any disclosed relationships or services which may impact the objectivity and independence of the External Auditor and take, or recommend that the full Board take, appropriate action in response to the External Auditor’s statement to satisfy itself of the External Auditor’s independence.

b.	The adequacy of the Audit/Finance Committee charter.

c.	A report of the Company on environmental matters.

d.	The expense reports of the Chairperson of the Board and Chief Executive Officer.

7.	Periodically review the following:

a.	The aggregate amount of non-audit services performed by the External Auditor.

b.	Compliance with conflict of interest statements.

c.	Litigation in which the Company is involved or may become involved.

d.	Compliance with the Guidelines of Business Conduct.

8.	Prior to submitting the annual consolidated financial statements to the Board of Directors for final approval, review and discuss with the External Auditor and Company financial management:

a.	The results of the completed annual audit.

b.	The External Auditor’s overall evaluation of the annual financial statements.

c.	Financial management’s overall evaluation of the annual financial statements.

d.	Matters relating to the conduct of the annual audit that are required to be communicated to the Committee under generally accepted auditing standards.

e.	Each capitalized long-term lease over $1,000,000.

9.	Discuss with External and internal auditors annually prior to the Company’s filing the Annual Report on Form 10-K:

a.	The adequacy of internal accounting controls and procedures.

b.	Suggestions for improvements in accounting, information systems, and financial and operating controls, as expressed in the External Auditor’s annual letter to management.

c.	The extent to which any previously identified control and procedural weaknesses have not been corrected and the reasons therefore.

d.
The adequacy of the Company’s annual and interim reporting practices and the External Auditor’s views concerning the quality of financial reporting to the stockholders and the Securities and Exchange Commission.

10.
On a quarterly basis, prior to the Company’s filing of Form 10-Q, the Chairperson of the Committee, and if the Chairperson deems it advisable to convene the Committee, a discussion with the External Auditor and management:

a.	Matters that are required to be communicated to the Committee under generally accepted auditing standards.

b.	The adequacy of the Company’s interim reporting practices and the External Auditor’s views concerning the quality of financial reporting to the stockholders and the Securities and Exchange Commission.

11.	Review with the External Auditor, at least annually, the External Auditor’s evaluation of the technical competence and adequacy of the Company’s Financial Department staff.

12.
Examine and consider such other matters in relation to the internal and external audits of the Company’s accounts and in relation to Corporate accounting and reporting matters, as the Committee may, in its own discretion, determine to be desirable.

13.	Prepare a report for inclusion in the Company’s proxy statement, as required by the Securities and Exchange Commission.

14.	Hold Regular Committee meetings as follows:

a.	Prior to the beginning of the annual audit.

b.	After completion of the annual audit and preparation of the annual consolidated financial statements.

c.	After completion of the External Auditor’s management letter and the Company’s response thereto.

15.
Review all proposed changes to the capital structure of the Corporation, including the issuance of long-term indebtedness and the issuance of additional equity securities, and make recommendations to the Board of Directors. Periodically review the Corporation’s cash management strategies and financing requirements (at least annually) with respect to cash utilization, including short-term borrowings, consistent with sound financial policy and return on investment goals, as outlined in the one and five-year business plan.

16.
Recommend to the Board, where appropriate, the selection, appointment, or removal of trustees and investment managers for each of the Corporation’s employee benefit plan funds. Review and approve Investment Policy Guidelines to be followed by each investment manager and trustee. Review and monitor the performance of the investment managers and trustees in relation to the requirements of the Investment Policy Guidelines and the Employee Retirement Security Act (ERISA). Review and approve the asset allocation for the pension funds and the associated actuarial assumptions. Review projected annual pension fund contributions for each plan year and approve the appropriate percentage allocation of such payments to the investment managers and trustees.

17.	Review dividend practice.

18.	Perform such other functions which from time to time may be assigned to it by the Board of Directors.

ADMISSION TICKET

ANNUAL MEETING
OF
STOCKHOLDERS OF CARPENTER TECHNOLOGY CORPORATION
MONDAY, OCTOBER 28, 2002 - 11:00 A.M.
THE MILLENNIUM HOTEL NEW YORK BROADWAY
MILLENNIUM CONFERENCE CENTER
145 WEST 44TH STREET
NEW YORK, NEW YORK

AGENDA

•	Election of four directors.

•	Approve the appointment of PricewaterhouseCoopers LLP as independent accountants of Carpenter for the fiscal year ending June 30, 2003.

•	Transact such other business as may properly come before the meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the opposite side.

If you plan to attend the 2002 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card on the reverse side. Present this ticket to the Carpenter Technology Corporation representative.

PROXY
CARPENTER TECHNOLOGY CORPORATION
Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting on October 28, 2002

The undersigned stockholder of Carpenter Technology Corporation appoints DENNIS M. DRAEGER and JOHN R. WELTY, or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournments thereof. The meeting will be held at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York, on Monday, October 28, 2002, at 11:00 a.m. local time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

Comments: (change address)

Election of directors: Nominees — Terms to Expire 2005

1. Dennis M. Draeger, 2. J. Michael Fitzpatrick, 3. Marillyn A. Hewson, 4. Gregory A. Pratt

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOU ARE ENCOURAGED TO TAKE ADVANTAGE OF TWO COST EFFECTIVE WAYS TO VOTE YOUR SHARES—BY TELEPHONE OR INTERNET.

PLEASE DATE AND SIGN ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

CARPENTER TECHNOLOGY CORPORATION

October 28, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS     è     [                ]

☒	Please mark your votes as in this example
The Board of Directors recommends a vote FOR all nominees and FOR proposal 2.

		FOR	WITHHELD				FOR	AGAINST	ABSTAIN
1.	Election of directors listed at right	☐	☐	Nominees- Terms to Expire 2005:	2.	Approval of PricewaterhouseCoopers LLP as independent accountants.	☐	☐	☐

To withhold your vote for any nominee(s), write the name(s) here:				Dennis M. Draeger J. Michael Fitzpatrick Marillyn A. Hewson Gregory A. Pratt

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of the nominees for directors and FOR proposal 2.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

								YES	NO
						I plan to attend the meeting		☐	☐

SIGNATURE(S) DATE , 2002
NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or Guardian, please give full title as such.